Prudential Equity Fund, Inc.
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


         						February 24, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


                               Re: Prudential Equity Fund, Inc. (the Fund)
                                     File No. 811-03336


Ladies and Gentlemen:

         Enclosed please find the following items: (1) the Annual Report on Form N-SAR for Prudential Equity Fund, Inc. for the fiscal year ended December 31, 2002, (2) certifications of the Fund?s principal executive officer and principal financial officer and (3) such other information required to be included as an exhibit. The Form N-SAR was filed using the EDGAR system.



                                                         Very truly yours,



                                                         /s/ Maria G. Master
                                                         Maria G. Master
                                                         Secretary




This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 24th day of February 2003.







Prudential Equity Fund, Inc.





Witness: /s/ Maria G. Master		           By: /s/ Grace C. Torres
            Maria G. Master	  	      	           Grace C. Torres
            Secretary		      			   Treasurer





























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